Exhibit 99.2
FOR IMMEDIATE RELEASE
Lear Contact:
Mel Stephens
(248) 447-1624
LEAR ANNOUNCES $700 MILLION SENIOR NOTES OFFERING
SOUTHFIELD, Mich., March 22, 2010 – Lear Corporation (NYSE: LEA) announced today that it filed a shelf registration statement with the Securities and Exchange Commission and commenced an offering of senior unsecured notes due 2018 and senior unsecured notes due 2020 in a $700 million underwritten public offering. The final terms of the offering will depend upon market conditions and other factors.
At this offering amount, Lear intends to use the net proceeds from this offering, together with its current cash and cash equivalents, to repay in full amounts outstanding under its first lien credit facility and second lien credit facility. The principal amounts outstanding under the first lien credit facility and the second lien credit facility are $375 million and $550 million, respectively.
Lear also announced that effective as of March 19, 2010, it entered into an amendment and restatement of its first lien credit facility providing for a new $110 million revolving credit facility. This revolving credit facility permits Lear to borrow for general corporate and working capital purposes and to issue letters of credit. The commitments under the revolving credit facility expire on March 19, 2013. The revolving credit facility is subject to terms and conditions substantially consistent with the terms and conditions of the first lien credit facility.
Additionally, on March 19, 2010, Lear entered into an amendment of its amended and restated first lien credit facility to facilitate, among other things, the issuance of the note offering by Lear referenced above and in connection therewith, to permit the application of the proceeds of such offering to prepay amounts outstanding under Lear’s second lien credit facility and to permit the application of Lear’s existing cash in connection with the repayment of remaining amounts outstanding under the second lien credit facility.
Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Barclays Capital Inc. and UBS Securities LLC are acting as joint book-running managers of the offering. Lear is making this offering pursuant to a shelf registration statement filed with the Securities and Exchange Commission on March 22, 2010, which was effective upon filing. This offering will be made solely by means of a prospectus and prospectus supplement, copies of which may be obtained from Citigroup Global Markets Inc. at Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn, NY 11220, Attn: Prospectus Department (or by telephone at 1-800-831-9146), J.P. Morgan Securities Inc. at 383 Madison Avenue, 3rd floor, New York, NY 10179, Attn: Syndicate Desk (or by telephone at 1-800-245-8812), Barclays Capital Inc. c/o Broadridge Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717 (or by email at Barclaysprospectus@broadridge.com or telephone at 1-888-603-5847), UBS Securities LLC at 299 Park Avenue, New York, NY 10171, Attn: Prospectus Department (or by telephone at 1-888-827-7275) or through the SEC website at www.sec.gov.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer,

solicitation or sale would be unlawful.
About Lear Corporation
Lear Corporation is one of the world’s leading suppliers of automotive Seating and Electrical Power Management systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of 75,000 employees at 197 facilities in 35 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the Internet at http://www.lear.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to: general economic conditions in the markets in which Lear operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of Lear’s customers and suppliers; changes in actual industry vehicle production levels from Lear’s current estimates; fluctuations in the production of vehicles for which Lear is a supplier; the loss of business with respect to, or the lack of commercial success of, a vehicle model for which Lear is a significant supplier; disruptions in the relationships with Lear’s suppliers; labor disputes involving Lear or its significant customers or suppliers or that otherwise affect Lear; the outcome of customer negotiations; the impact and timing of program launch costs; the costs, timing and success of restructuring actions; increases in Lear’s warranty or product liability costs; risks associated with conducting business in foreign countries; competitive conditions impacting Lear’s key customers and suppliers; the cost and availability of raw materials and energy; Lear’s ability to mitigate increases in raw material, energy and commodity costs; the outcome of legal or regulatory proceedings to which Lear is or may become a party; unanticipated changes in cash flow, including Lear’s ability to align Lear’s vendor payment terms with those of its customers; Lear’s ability to access capital markets on commercially reasonable terms; further impairment charges initiated by adverse industry or market developments; Lear’s anticipated future performance, including, without limitation, Lear’s ability to maintain or increase revenue and gross margins, control future operating expenses and make necessary capital expenditures; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.
The forward-looking statements in this press release are made as of the date hereof, and Lear does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.